Exhibit 1.1

HCP, Inc.

Common Stock
($1.00 par value)

AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT

June 26, 2015

J.P. Morgan Securities LLC

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

RBC Capital Markets, LLC

UBS Securities LLC

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

HCP, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through J.P. Morgan Securities LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and UBS Securities LLC, as sales agent and/or principal (each, an “Agent”, and collectively, the “Agents”), shares of the Company’s common stock, $1.00 par value (the “Common Stock”), having an aggregate gross sales price of up to $750,000,000 (the “Shares”) on the terms set forth in this At-the-Market Equity Offering Sales Agreement (the “Agreement”).  The Company agrees that whenever it determines to sell Shares directly to one or more Agents as principal, it will enter into a separate agreement (a “Terms Agreement”) in substantially the form of Annex 1 hereto, relating to such sale in accordance with Section 2 of this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-205241) (the “registration statement”) for the registration of the Shares and certain other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”).  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to each Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the effective time.  “Base Prospectus” means the prospectus dated June 26, 2015 filed as part of the Registration Statement; “Prospectus Supplement” means the most recent prospectus supplement specifically relating to the Shares filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, in the form furnished by the Company to any Agent in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement specifically relating to an offering of Shares by any Agent as principal pursuant to a Terms Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Base Prospectus attached to or used with the Prospectus Supplement; “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Shares; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 4.  Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus or Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Issuer Free Writing Prospectus or Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus or Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

Section 1.     Representations and Warranties of the Company.  The Company represents and warrants: (a) to the Agents as of the date of this Agreement, and, subject to Section 3(r) below, as of each Registration Statement Amendment Date (as defined in Section 3(j) below), each Company Periodic Report Date (as defined in Section 3(i) below) and each Request Date (as defined in Section 3(j) below); and (b) to the applicable Agent with respect to a specific offering and sale of Shares through such Agent or to the applicable Agent(s) as of each date on which the Company executes and delivers a Terms Agreement with respect to a specific offering and sale of Shares, if any, each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2(h) below):

(a)     Compliance with Registration Requirements.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the

Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of Shares has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; each of the the Registration Statement and any post-effective amendment thereto complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); each of the Prospectus and any amendment or supplement thereto complied or will comply, at the time it was or will be filed with the Commission, in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Applicable Time and each Settlement Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Applicable Time and each Settlement Date, the General Disclosure Package (as defined below) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information concerning each Agent and furnished in writing by or on behalf of such Agent expressly for use in the Registration Statement, the Prospectus or such Issuer Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 7(b)) or the information contained in any Statement of Eligibility and Qualification of a trustee under the 1939 Act filed as an exhibit to the Registration Statement (a “Form T-1”).

As used herein, “Applicable Time” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares. The Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together collectively, and, with respect to any specific offering and sale of Shares, together with the number of Shares sold in such offering and the public offering price of such Shares, is hereinafter referred to as the “General Disclosure Package.”  The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer” and was as of each such eligibility date and is a “well-known seasoned issuer” (each as defined in Rule 405 under the Securities Act).  The Company has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the maximum gross sales price of Shares pursuant to Rule 457 under the Securities Act.

(b)     Incorporated Documents.  The documents filed by the Company and incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together and with the other information in the Registration Statement and the Prospectus, at the respective times the Registration Statement and any amendments thereto became effective and on the date of this Agreement and as of each Applicable Time and each Settlement Date, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)     Independent Accountants.  The accountants who audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus are registered public accounting firms independent of the Company, as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.

(d)    Financial Statements.  (i) The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their respective operations for the periods specified, (ii) except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, (iii) the supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein, (iv) the selected financial data and the summary financial information, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein as of the dates indicated and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and (v) the pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e)     No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case as supplemented or amended), except as otherwise stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (“Material Adverse Effect”), (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (c) except for regular quarterly dividends on the Company’s common stock, par value $1.00 per share (“Common Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(f)     Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; and the Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Company and its subsidiaries considered as one enterprise in such state.

(g)     Good Standing of Subsidiaries.  Each subsidiary of the Company which is a significant subsidiary (each, a “Significant Subsidiary”) as defined in Rule 405 of Regulation C of the Securities Act has been duly organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation, limited liability company or partnership, as the case may be, to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material

Adverse Effect; all of the issued and outstanding capital stock of each such corporate subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and all of the issued and outstanding partnership or limited liability company interests of each such subsidiary which is a partnership or limited liability company, as applicable, have been duly authorized (if applicable) and validly issued and are fully paid and non-assessable and (except for other partnership or limited liability company interests described in the General Disclosure Package and the Prospectus) are owned by the Company, directly or through corporate subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(h)     REIT Status.  Commencing with its taxable year ending December 31, 1985, the Company has at all times operated in such manner as to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and any predecessor statute thereto, and intends to continue to operate in such manner.

(i)      Capitalization.  The authorized capital stock of the Company is as set forth in the General Disclosure Package and in the Prospectus under “Capitalization.”

(j)      Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws or other organizational documents, as the case may be, or (ii) in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or their properties may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and in which the default might result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, or, if and to the extent applicable, of any Terms Agreement, and the consummation of the transactions contemplated herein, or, if and to the extent applicable, in any Terms Agreement, and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

(k)     Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, General Disclosure Package or the Prospectus, or which might result in any Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, or, if and to the extent applicable, any Terms Agreement, or any transaction contemplated hereby, or, if and to the extent applicable, by any Terms Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to, or incorporated by reference in, the Registration Statement by the Securities Act or by the Securities Act which have not been so filed.

(l)      Absence of Further Requirements.  No authorization, approval, consent, order or decree of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, or any Terms Agreement, or in connection with the offering, issuance or sale of the Shares hereunder, or thereunder, except such as may be required under state securities laws and the approval for listing on the New York Stock Exchange (the “NYSE”) of any Shares in excess of the amount referred to in Section 6(i).

(m)    Authorization of Agreement.  This Agreement has been, and any Terms Agreement will have been as of its date, duly authorized, executed and delivered by the Company.

(n)     Authorization of the Shares.  The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, if and to the extent applicable, any Terms Agreement and, when issued and delivered by the Company pursuant to this Agreement or, if and to the extent applicable, any Terms Agreement against payment of the consideration set forth herein or therein, as applicable, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same; and the issuance of the Shares is not subject to any preemptive rights or similar rights.

(o)     Title to Property.  The Company and its subsidiaries have good title to all real property or interests in real property owned by it or any of them in each case free and clear of all liens, encumbrances and defects except such as are stated in or included in documents incorporated or deemed to be incorporated by reference in the General Disclosure Package or the Prospectus or such as would not have a Material Adverse Effect; and at the time the Company and its subsidiaries first acquired title or such interest in such real property, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances) confirming the foregoing.  To the best knowledge of the Company, the instruments securing its real estate mortgage loans in favor of the Company and its subsidiaries create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which have no material adverse effect on the value of such interests in relation to the Company and its subsidiaries considered as one enterprise; and at the time the Company and its subsidiaries first acquired an interest in such real estate mortgage loans, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances.

(p)     Investment Company Act.  The Company is not required to be registered, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to be registered, under the Investment Company Act of 1940, as amended.

(q)     Pending Proceedings and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(r)     Disclosure Controls and Procedures.  The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c) or 15(d) of the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the Company’s most recent fiscal year and (iii) are effective at a reasonable assurance level to perform the functions for which they were established.

(s)     Internal Control.  The Company has established and maintains “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) that (i) are designed to provide reasonable assurance that (A) the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (B) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto, and (ii) have been evaluated by the management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer, in each case, serving as of the end of the Company’s most recent fiscal year) for effectiveness as of the end of the Company’s most recent fiscal year.  In addition, not later than the date of the filing with the Commission of the Company’s most recent Annual Report on Form 10-K, each of the accountants and the audit committee of the board of directors of the Company had been advised of (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  Since the date of the most recent evaluation of such controls and procedures, there have been no changes in the Company’s internal control over financial reporting or in other factors that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting.

(t)     HCR ManorCare, Inc.  To the knowledge of the Company, the representations and warranties contained in clauses (i) – (iii) of paragraph (d) of this Section 1 are true and correct with respect to the financial statements and any supporting schedules of HCR ManorCare, Inc. and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus, except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or HCR ManorCare, Inc. and its subsidiaries, considered as one enterprise.

(u)     Foreign Corrupt Practices Act.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in (a) a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (b) an offense under the Bribery Act of 2010 of the United Kingdom (the “UK Bribery Act”), or any other applicable anti-bribery or anti-corruption laws. The Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA, the UK Bribery Act and other applicable anti-bribery or anti-corruption laws.

(v)     Money Laundering Laws.  The operations of the Company and its subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w)    OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder or under any Terms Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

(x)     Absence of Manipulation. Neither the Company nor any subsidiary or affiliate of the Company has taken nor will the Company or any subsidiary take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(y)     No Commissions. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(z)     Actively- Traded Security. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.

(aa)   Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

Section 2.     Sale and Delivery of Shares.

(a)     Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the applicable Agent(s) acting as sales agent or directly to the applicable Agent(s) acting as principal from time to time, and each Agent agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation, to sell as sales agent for the Company, the Shares.  Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent acting as principal, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)     The Shares may be sold on a daily basis or otherwise as shall be agreed to by the Company and the applicable Agent on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under this Agreement and that the Company has instructed the Agent to make such sales.  On any Trading Day, the Company may instruct the Agent by telephone through any of the individuals listed as an authorized representative of the Company on Schedule A hereto (confirmed promptly by fax or email, which confirmation will be promptly acknowledged by the applicable Agent) as to the maximum number or aggregate gross sales price of Shares to be sold by the applicable Agent on such day (in any event not in excess of the number or aggregate gross sales price available for issuance under this Agreement, the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. On any Trading Day, the Company shall sell Shares through only one Agent, and the Company shall give prior notice to the Agent by telephone (confirmed promptly by fax or email, which confirmation will be promptly acknowledged by the applicable Agent) to notify any change of the Agent through whom the sale of Shares will be effected.  For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees, directors or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which any of the Agents are acting for the Company in a capacity other than as Agent under this Agreement or as principal under any Terms Agreement.  Subject to the terms and conditions hereof, the applicable Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation, to sell as sales agent all of the Shares so designated by the Company.  In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.  The Company and each Agent acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares and (B) no Agent will incur any liability or obligation to the Company or its affiliates if it fails to sell Shares for any reason, other than a failure to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation.

(c)     Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and no Agent as sales agent shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation, to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number or with an aggregate gross sales price in excess of the number or aggregate gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the NYSE, and in each case notified to the Agents in writing.  In addition, the Company or the applicable Agent through whom a sale of Shares is to be made as sales agent on any Trading Day may, upon notice to the other party by telephone (confirmed promptly by fax or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d)    The gross sales price of any Shares sold pursuant to this Agreement by an Agent acting as sales agent of the Company shall be, in the discretion of the applicable Agent, but subject to the specific instructions of the Company, the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by the Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices.  The compensation payable to an Agent for sales of Shares shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Shares sold pursuant to this Agreement.  The Company may sell Shares to an Agent or Agents as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement.  The remaining proceeds after deducting the compensation payable to the applicable Agent and any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the applicable Agent will agree to compensation that is customary for the Agent with respect to such transactions.

(e)     The applicable Agent shall provide written confirmation to the Company promptly following the close of trading on the NYSE on each day during which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to such Agent with respect to such sales.

(f)     Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate gross sales price or number, as the case may be, of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof or approved for listing on the NYSE, and in each case referred to in this clause (iii), notified to the Agents in writing. In addition, under no circumstances shall any Shares be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the applicable Agent in writing.  Without prejudice to Section 2(e), the Agents shall have no responsibility for maintaining records with respect to the aggregate gross sales price of Shares sold pursuant to this Agreement and any Terms Agreement or the number or amount of Shares available for sale under the Registration Statement or authorized by the Company’s board of directors or a duly authorized committee thereof or approved for listing on the NYSE.

(g)     If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents, and future offers and sales of Shares through the Agents on an agented basis under this Agreement shall be suspended until such provisions or other exemptive provisions have been satisfied in the reasonable judgment of the parties hereto.

(h)     Settlement for sales of Shares pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the applicable Agent (each such day, a “Settlement Date”).  On each Settlement Date, the Shares sold through the applicable Agent for settlement on such date shall be delivered by the Company to the applicable Agent against payment of (i) the Net Proceeds from the sale of such Shares or (ii) the Gross Proceeds from the sale of such Shares as mutually agreed between the Company and the applicable Agent.  Settlement for all Shares shall be effected by book-entry delivery of Shares to the applicable Agent’s account at The Depository Trust Company against payment by the applicable Agent of the Net Proceeds or Gross Proceeds, as applicable, from the sale of such Shares in same day funds delivered to an account designated in writing by the Company.  If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the applicable Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the applicable Agent any commission to which it would otherwise be entitled absent such default.  In the event the Company and the Agent have mutually agreed to the delivery of Gross Proceeds at Settlement Date, the compensation payable to such Agent shall be set forth and invoiced in periodic a statement from the Agent to the Company, payment to be made by the Company promptly after its receipt thereof.

(i)      Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares through an Agent as agent and, by notice to the Agents given by telephone (confirmed promptly by fax or email), shall cancel any instructions for the offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) below, at any time from and including the date which 5 business days before (such date, the “Blackout Commencement Date”) the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through the close of business on the Trading Day following the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement (for the avoidance of doubt, if the Filing Time is prior to the opening of the NYSE on a Trading Day, the Trading Day following such Filing Time shall be such Trading Day (such time, the “Blackout Expiration Time”)).

(j)      If the Company wishes to offer, sell or deliver Shares at any time during the period from and including a Blackout Commencement Date through and including the Blackout Expiration Time, the Company shall (i) prepare and deliver to the Agents (with a copy to counsel to the Agents) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, (ii) provide the Agents with the officers’ certificate, accountants’ letters and opinions and letters of counsel called for by Sections 3(j), (k) and (l) hereof, respectively, (iii) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 3(n) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 2(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the close of business on the Trading Day following the time the relevant Earnings Announcement was first publicly released) through and including the Blackout Expiration Time. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letters and opinions and letters of counsel pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and opinions and letters of counsel as provided in Section 3(j), Section 3(k) and Section 3(l), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

Section 3.     Covenants.  The Company agrees with the Agents:

(a)     During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with

Rule 153 or 172 under the Securities Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act), (i) to promptly notify the Agents of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and, if requested, to furnish the Agents with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, (iv) to advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such commercially reasonable steps as may be necessary to permit offers and sales of the Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s reasonable expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)     The Company will use its commercially reasonable efforts to arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Agents may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation in any jurisdiction where it is not now so subject or to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(c)     The Company will make available to the Agents, as soon as practicable after the execution of this Agreement and thereafter during any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172 under the Securities Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of Shares, copies of the most recent Prospectus in such quantities and at such locations as the Agents may reasonably request for the purposes contemplated by the Securities Act.  During any period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 or 172 under the Securities Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of Shares, if any event shall have occurred as a result of which, it is necessary in the reasonable opinion of counsel to the Company or counsel to the Agents to: (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, at the relevant Applicable Time or when such Prospectus is delivered, as the case may be, not misleading, or (iii) amend or supplement the Registration Statement or Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement and Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will as soon as reasonably practicable notify the Agents in writing, provide the Agents with any proposed amendment, supplement or filing a reasonable amount of time prior to any proposed filing or use and to file such document and to prepare and furnish without charge to the Agents as many written and electronic copies as the Agents may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d)    As soon as practicable, the Company will make generally available to its security holders and to the Agents an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e)     [Intentionally Omitted].

(f)     To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified under the caption “Use of Proceeds” in the Prospectus.

(g)     The Company will use its commercially reasonable efforts to effect, subject to official notice of issuance, and maintain the listing of the Shares on the NYSE.

(h)     To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(i)      The Company shall disclose in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarter (which, in the case of an Annual Report on Form 10-K, would mean the last quarter of the fiscal year) (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”) in which sales of Shares were made by or through an Agent under this Agreement or any Terms Agreement, the number or Shares and the aggregate gross sales price of the Shares sold by or through the Agents pursuant to this Agreement or any Terms Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agents with respect to sales of Shares pursuant to this Agreement or any Terms Agreement during such period.

(j)      Upon commencement of the offering of Shares under this Agreement and each time Shares are delivered to an Agent or Agents as principal on a Settlement Date and promptly after (i) each date the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (A) by an amendment or supplement providing solely for the terms of sales of Shares pursuant to a Terms Agreement, (B) by an amendment or supplement relating solely to the offering of securities other than the Shares (including, without limitation, other shares of Common Stock), (C) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(i) or (D) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the Exchange Act, but for the avoidance of doubt, excluding any current report on Form 8-K or any part of any current report on Form 8-K under Item 2.02 or 7.01 of such form that is being “furnished” under the Exchange Act)) (each such date, a “Registration Statement Amendment Date”) and (ii) each reasonable request by an Agent (each date of any such request by an Agent, a “Request Date”) (each of the date of the commencement of the offering of Shares under this Agreement, each such Settlement Date when Shares are delivered to an Agent or Agents as principal and each Registration Statement Amendment Date, Company Periodic Report Date and Request Date is hereinafter called a “Representation Date”), the Company will furnish or cause to be furnished to the Agents or the applicable Agent(s) (with a copy to counsel to the Agents) an officers’ certificate dated the date of delivery thereof (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the Exchange Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agents or the applicable Agent(s) and counsel to the Agents, to the effect that the statements contained in the certificate referred to in Section 6(e)(ii) of this Agreement which was last furnished to the Agents are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(e)(ii), but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate; provided, that the Company shall not be required to furnish such certificate during a Suspension Period pursuant to Section 3(r) hereof.  As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Settlement Date.

(k)     Within five business days of each Representation Date with respect to which the Company is obligated to deliver an officers’ certificate pursuant to Section 3(j) hereof, the Company will cause to be furnished to the Agents or applicable Agent(s) (with a copy to counsel to the Agents) the written opinions and statements of Sidley Austin LLP, and the opinions and letter of Skadden, Arps, Slate, Meagher & Flom LLP, Ballard Spahr LLP and the General Counsel of the Company or such other representative of the Company reasonably acceptable to the Agents, each dated such date and in form and substance reasonably satisfactory to the Agents or applicable Agent(s) and their counsel, of the same tenor as the opinions and letters referred to in Sections 6(b) and 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents shall furnish the Agents or applicable Agent(s) (with a copy to counsel for the Agents) with a letter substantially to the effect that the Agents or applicable Agent(s) may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter authorizing reliance); provided, that the Company shall not be required to furnish or cause to be furnished such opinions during a Suspension Period pursuant to Section 3(r) hereof, and, provided, further that no Agent shall be required or requested to make offers or sales of Shares until such time as it has received the officers’ certificate contemplated by Section 3(j) and the opinions and letters contemplated by this Section 3(k).

(l)      Within five business days of each Representation Date with respect to which the Company is obligated to deliver an officers’ certificate pursuant to Section 3(j) hereof, the Company will cause its independent accountants and, if applicable, the independent accountants of HCR ManorCare Inc. and the independent accountants of any other entity whose financial statements are incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus to furnish to the Agents or applicable Agent(s) a letter, dated such date and in form reasonably satisfactory to the Agents or applicable Agent(s) and their counsel, of the same tenor as the letters referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter; provided, that the Company shall not be required to furnish or cause to be furnished such letter during a Suspension Period pursuant to Section 3(r) hereof, and, provided, further that no Agent shall be required or requested to make offers or sales of Shares until such time as it has received the officers’ certificate contemplated by Section 3(j) and the letters contemplated by this Section 3(l).

(m)    The Company consents to the Agents trading in the Company’s Common Stock for the Agents’ respective accounts and for the accounts of their respective clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.

(n)     The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(o)     During the period beginning on the date on which instructions to sell Shares hereunder are delivered by the Company to an Agent and ending on the Settlement Date with respect to such sales, the Company will not, without the prior written consent of the applicable Agent, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act relating to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly announce the intention to make any such offer, pledge, sale, contract to sell, purchase, grant, transfer, disposition or filing, or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Common Stock, whether any such swap, agreement, or other transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in case or otherwise, except for (A) Common Stock issued pursuant to this Agreement, (B) Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (C) Common Stock issued pursuant to the Company’s dividend reinvestment and stock purchase plan disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (D) non-managing member units exchangeable for shares of Common Stock issued by subsidiaries of the Company in connection with the acquisition of properties or interests therein (provided that such units referred to in this clause (D) are not exchangeable for Common Stock for at least one year from the date of issuance thereof and the Company does not cause or permit (by waiver or otherwise) the exchange of such units for Common Stock during such one year period), (E) Common Stock issuable upon the exchange of non-managing member units of subsidiaries of the Company disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or (F) Common Stock issued under a registration statement or pursuant to an exemption from registration in connection with future business combinations or acquisitions or registration statements on Form S-8 filed to register shares of Common Stock that are issuable pursuant to existing employee benefit plans of the Company.

(p)     If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, this Agreement is still in effect and any of the Shares that were purchased pursuant to a Terms Agreement remain unsold, then, subject to the approval of its board of directors, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents.  If the Company is no longer eligible to file an automatic shelf registration statement, then, subject to the approval of its board of directors, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  Subject to the approval of its board of directors, the Company will use its commercially reasonable efforts to take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(q)     The Company intends to operate in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code until such time as the Company’s board of directors determines that operating in such manner is not in the best interests of the Company and its stockholders.

(r)     The Company may notify the Agents by telephone (confirmed promptly by e-mail), or by such other method as the Company and the Agents shall mutually agree in writing, at any time until 5:00 p.m., New York City time, on the fifth business day preceding any Representation Date that it does not (until further notice) intend to sell Shares under this Agreement for the period commencing on such Representation Date and continuing until the second Trading Day after the earlier of (i) the date the Company instructs an Agent to sell Shares under this Agreement and (ii) the date the Company notifies the Agents that it is revoking its prior notice to the Agents that it does not intend to sell Shares under this Agreement (a “Suspension Period”).  During any such Suspension Period, the Company’s obligations to provide certificates pursuant to Section 3(j) hereunder, legal opinions pursuant to Section 3(k) hereunder, and letters from independent accountants pursuant to Section 3(l) hereunder shall be suspended and waived, and the Company shall not make the representations and warranties of the Company contained in Section 1 of this Agreement.  Upon termination of a Suspension Period, no Agent shall have any obligation to sell Shares hereunder pursuant to a Company instruction until such time as the Company affirms the accuracy of the representations and warranties contained herein pursuant to Section 3(j) hereof, performs its obligations hereunder, and satisfies the additional conditions contained herein, including delivery of all such deliverables required pursuant to Sections 3(j), (k) and (l) hereunder or otherwise reasonably requested by the Agents, and subject to completion by the Agents of customary due diligence procedures.

Section 4.     Free Writing Prospectus.  The Company agrees that, unless it has obtained the prior written consent of the applicable Agent(s), and each Agent agrees that, unless it has obtained the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.  Any such free writing prospectus consented to by the applicable Agent(s) or the Company is herein referred to as a “Permitted Free Writing Prospectus.”

Section 5.     Payment of Expenses.

(a)     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement, Base Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any “Canadian” wrappers, (ii) the preparation, issuance and delivery of the certificates for the Shares to the Agents, (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(b) hereof, including filing fees and the reasonable fee and disbursements of counsel for the Agents in connection therewith, (v) the printing and delivery to the Agents of copies of the Registration Statement, Base Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, and (vii) any fees or expenses of a depositary in connection with holding the securities in book-entry form.

(b)     If Shares having an aggregate gross sales price of at least $75,000,000 have not been offered and sold under this Agreement and any Terms Agreement by the Agents prior to June 30, 2017 (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents, incurred by the Agents in connection with the offering contemplated by this Agreement, up to a maximum aggregate reimbursement of $150,000; provided, however, that the obligation of the Company to reimburse the Agents for expenses pursuant to this Section 5(b) hereof shall not apply if the Agents terminate this Agreement for any reason prior to June 30, 2017, other than the failure by the Company to satisfy any of its obligations hereunder.

Section 6.     Conditions of Agents’ Obligation.  The obligations of the Agents hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of (i) the time of the execution of this Agreement, (ii) with respect to a specific offering and sale of Shares pursuant to a Terms Agreement, the date of any executed Terms Agreement and (iii) as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its covenants and other obligations hereunder theretofore to be performed, and the following additional conditions:

(a)     The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date of this Agreement and the Registration Statement shall have became effective upon filing in accordance with Rule 462(e) under the Securities Act.  The Prospectus shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.  The Company shall have paid the required Commission filing fees relating to the Shares.

(b)     On the date of this Agreement, the Agents shall have received a letter containing such opinions and other statements that the Agents may reasonably request, dated as of such date, from Sidley Austin LLP, counsel for the Agents.  In providing such letter, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal securities laws of the United States, upon the opinions of counsel reasonably satisfactory to the Agents.  In particular, Sidley Austin LLP may rely as to matters involving the laws of the State of Maryland on the opinion of Ballard Spahr LLP or other Maryland counsel reasonably satisfactory to the Agents.  Such counsel may also state that, insofar as such letter involves factual matters, it has relied, to the extent it deemed proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(c)     On the date of this Agreement, the Agents shall have received (i) the favorable opinion to the effect set forth in Exhibit A-1 hereto and with respect to such matters as the Agents may reasonably request, dated as of such date, of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Company, (ii) the favorable opinion to the effect set forth in Exhibit A-2 hereto and with respect to such matters as the Agents may reasonably request, dated as of such date, of Skadden, Arps, Slate, Meagher & Flom LLP, as to certain federal income tax matters, (iii) the favorable opinion to the effect set forth in Exhibit B hereto and with respect to such matters as the Agents may reasonably request, dated as of such date, of Ballard Spahr LLP, as Maryland counsel to the Company and (iv) the favorable opinion to the effect set forth in Exhibit C hereto and with respect to such matters as the Agents may reasonably request of the General Counsel of the Company or such other representative of the Company reasonably acceptable to the Agents, each dated as of such date in form and substance reasonably satisfactory to the Agents. In rendering each such opinion, as applicable, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California, the State of New York or the federal laws of the United States with respect to the opinions called for in clause (i) of this sentence, as to matters involving the application of laws of any jurisdiction other than the federal laws of the United States with respect to the opinions called for in clause (ii) of this sentence, other than the State of Maryland with respect to the opinions called for in clause (iii) of this sentence and other than the State of California with respect to the opinions called for in clause (iv) of this sentence, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Agents and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers and other representatives of the Company and of public officials.  In addition, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to matters involving the laws of the State of Maryland on the opinion of Ballard Spahr LLP or other Maryland counsel reasonably satisfactory to the Agents.

(d)    On the date of this Agreement, the Company shall have requested and caused its independent accountants to have furnished to the Agents letters and the independent accountants of HCR ManorCare, Inc. to have furnished to the Agents letters with respect to HCR ManorCare, Inc., dated as of the date of delivery thereof, in form and substance reasonably satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)     On the date of this Agreement, (i) the Agents shall have received a certificate of an officer of the Company in a form reasonably satisfactory to the Agents stating the minimum gross sales price per share for the sale of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement and any Terms Agreement or, alternatively, the maximum gross sales price from such sales, as then authorized by the Company’s board of directors or a duly authorized committee thereof, and the number of Shares that have been approved for listing on the NYSE (and the Company agrees to promptly furnish to the Agents a new certificate in connection with any amendment, revision or modification of such minimum gross sales price per share, maximum number of Shares that may be issued and sold, maximum gross sales price or the number of Shares that have been approved for listing on the NYSE) and (ii) the Agents shall have received a certificate signed by the President or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company (or such other authorized officers as may be acceptable to the Agents) to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package and the Prospectus and that (A) the representations and warranties of the Company in this Agreement are true and correct as of such date and that the Company has complied with all of the covenants and satisfied all the conditions on its part to be performed or satisfied on or prior to such date, (B) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened and (C) since the date of the most recent financial statements included in the General Disclosure Package and the Prospectus, there has been no Material Adverse Effect.

(f)     From the date of this Agreement, there shall not have been any Material Adverse Effect, which event or condition is not described in the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which is, in the sole judgment of the applicable Agent(s), so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by this Agreement or, if and to the extent applicable, any Terms Agreement.

(g)     The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(h)     Upon commencement of the offering of Shares under this Agreement, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request.

(i)      The Company shall have received approval for listing 19,962,737 Shares on the NYSE prior to the first Settlement Date, and satisfactory evidence of such approval shall have been provided to the Agents.

(j)      Counsel for the Agents shall have been furnished with such documents and opinions as it may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein or in any applicable Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agents and counsel for the Agents.

Section 7.     Indemnification.

(a)     Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent, its directors, officers and agents, and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or the General Disclosure Package or any “issuer information” (as defined in Rule 433(h) under the Securities Act) filed or required to be filed pursuant to Rule 433(a) under the Securities Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the applicable Agent(s)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in the Registration Statement (or any amendment thereto) the Base Prospectus, any Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or any General Disclosure Package, or made in reliance upon the Trustee’s Form T-1 filed as an exhibit to the Registration Statement.

(b)     Indemnification of the Company, Directors and Officers. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Base Prospectus, any Prospectus Supplement or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the

Company by or on behalf of such Agent expressly for use therein, it being understood and agreed upon that such information shall consist solely of the following: the information appearing in the Company’s Prospectus Supplement (x) in the last sentence of the third paragraph under the caption “Plan of Distribution” and (y) under the caption “Plan of Distribution—Other Relationships.”

(c)     Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the applicable Agent(s), and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)     EDGAR. For purposes of this Section 7, all references to the Registration Statement, Prospectus Supplement, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

(f)     Contribution. If the indemnification provided in paragraph (a) or (b) of this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Agents, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Shares pursuant to this Agreement and any Terms Agreement shall be deemed to be in the same respective proportions that the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total commissions or underwriting discounts received by the applicable Agent(s) in connection therewith, bear to the aggregate offering price of the Shares.  The relative fault of the Company, on the one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agent(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent with respect to the Shares placed or underwritten by it for sale to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each agent of an Agent, and each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent(s), and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 8.     Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements of the Company and of the Agents contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Shares.

Section 9.     Termination.

(a)     The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through any Agent(s) for the Company or with respect to any pending sale to any Agent(s) pursuant to a Term Agreement or any offering or resale of any Shares purchased or to be purchased by the Agents or applicable Agent(s) pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of such Agent(s), shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 1, 3(d), 5, 7, 8, 11 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)     Each Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement (with respect to itself) in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 1, 3(d), 5, 7, 8, 11 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)     This Agreement shall remain in full force and effect until such time as Shares having an aggregate gross sales price of $750,000,000 shall have been issued and sold hereunder unless terminated prior thereto pursuant to Section 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Sections 1, 3(d), 5, 7, 8, 11 and 14 of this Agreement shall remain in full force and effect.

(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the applicable Agent(s) or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

(e)     In the case of any purchase by an Agent or Agent(s) pursuant to a Terms Agreement, the applicable Agent(s) may terminate such Terms Agreement at any time at or prior to the related Settlement Date (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which on financial markets of the United States is such as to make it, in the judgment of the applicable Agent(s), impracticable to market the Shares or enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the NYSE or in the NASDAQ Global Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by NASDAQ Global Market or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal, New York, Maryland or California authorities.

(f)     If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares, in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)   if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase, the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii)  if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(f) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

Section 10.   Notices.  Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail, email or by fax, and any such notice shall be effective when received at the address specified below:

If to the Company to:

HCP, Inc.
1920 Main Street, Suite 1200
Irvine, California 92614
Attention: James W. Mercer
Facsimile: (310) 909-2455

With a copy (which shall not constitute notice) to:

Joseph A. Coco, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York  10036
Facsimile:  (917) 777-3050

and

David J. Goldschmidt, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York  10036
Facsimile:  (917) 777-3574

If to an Agent, delivered via fax with a confirmation copy mailed to the addresses set forth below:

J.P. Morgan Securities LLC

383 Madison Avenue, 7th Floor

New York, New York 10179

Attention: Corporate Equity Derivatives

Adam Rosenbluth (email: adam.s.rosenbluth@jpmorgan.com)

with a copy to Brett Chalmers (email: brett.chalmers@jpmorgan.com)

Facsimile:  (646) 441-4870

Credit Suisse Securities (USA) LLC 11 Madison Avenue New York, New York 10010 Attention: Craig Wiele (email: craig.wiele@credit-suisse.com) Facsimile: (212) 743-3764

BNY Mellon Capital Markets, LLC Equity Capital Markets, 101 Barclay Street 3W New York, New York 10286 Attention: Daniel C. de Menocal, with a copy to Equity Trading	Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036 Attention: David Moran, Thomas J. Opladen, Jr. and Christine Roemer Facsimile: (646) 855-5958
Citigroup Global Markets Inc. 388 Greenwich Street	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor

New York, New York 10013 Attention: General Counsel Facsimile: (646) 291-1469	New York, New York 10281 Attention: Equity Capital Markets Facsimile: (212) 428-6260
Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, New York 10019 Attention: Peter Ruel Facsimile: (212) 261-2516	UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019 Attention: Syndicate Facsimile: (212) 713-3371

With a copy (which shall not constitute notice) to:

Sharon R. Flanagan, Esq.
Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, California 94104-1715

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 10.

Section 11.   Parties.  This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents and the Company and their respective successors and the controlling persons and the officers and directors referred to in Section 7 hereof and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents and the Company and their respective successors, and said controlling persons and said officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Shares through or from any Agent shall be deemed to be a successor merely by reason of such purchase.

Section 12.   Governing Law and Time.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.  Unless stated otherwise, all specified times of day refer to New York City time.

Section 13.   No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) each purchase and sale of the Shares pursuant to this Agreement, including the determination of the price of the Shares and any related discounts and commissions, are arm’s-length commercial transactions between the Company, on the one hand, and the applicable Agent(s), on the other hand, (ii) the Agents have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the an Agent has advised or is currently advising the Company on other matters) and the Agents have no obligation to the

Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iii) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (iv) no Agent has provided any legal, financial, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, financial, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14.   Waiver of Jury Trial.  Each of the Company and the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15.   Counterparts.  This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 16.   Severability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be.  If any Section, paragraph or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

HCP, Inc.

By:	/s/ Timothy M. Schoen
	Name:	Timothy M. Schoen
	Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:

J.P. Morgan Securities LLC

By:	/s/ Adam Rosenbluth
Name: Adam Rosenbluth
Title: Executive Director

BNY Mellon Capital Markets, LLC

By:	/s/ Daniel C. de Menocal, Jr.
Name: Daniel C. de Menocal, Jr.
Title: Managing Director

Merrill Lynch, Pierce Fenner & Smith
Incorporated

By:	/s/ Jeffrey D. Horowitz
Name: Jeffrey D. Horowitz
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Michael E. Hollman
Name: Michael E. Hollman
Title: Vice President

Credit Agricole Securities (USA) Inc.

By:	/s/ Peter Ruel
Name: Peter Ruel
Title: Managing Director

Credit Suisse Securities (USA) LLC

By:	/s/ Auren Kule
Name: Auren Kule
Title: Director

RBC Capital Markets, LLC

By:	/s/ Jennifer Caruso
Name: Jennifer Caruso
Title: Managing Director

UBS Securities LLC

By:	/s/ Bethany Ropa
Name: Bethany Ropa
Title: Executive Director

By:	/s/ Alvaro Cortes
Name: Alvaro Cortes
Title: Associate Director

Schedule A

AUTHORIZED REPRESENTATIVES OF THE COMPANY

Lauralee E. Martin, President and Chief Executive Officer;

Timothy M. Schoen, Executive Vice President and Chief Financial Officer;

James W. Mercer, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary;

Matthew A. Brill, Senior Vice President and Treasurer;

Troy E. McHenry, Senior Vice President – Legal & Human Resources and Assistant Corporate Secretary;

or, in each case, their successors.

Schedule A-1

Exhibit A-1

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Exhibit A-1-1

Exhibit A-2

FORM OF TAX OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Exhibit A-2-1

Exhibit B

FORM OF OPINION OF BALLARD SPAHR LLP

Exhibit B-1

Exhibit B-2

Exhibit C

FORM OF OPINION OF COMPANY GENERAL COUNSEL

Exhibit C-1

Annex 1

HCP, Inc.

Common Stock
($1.00 par value)

TERMS AGREEMENT

[•]

Ladies and Gentlemen:

HCP, Inc., a corporation organized under the laws of Maryland (the “Company”), proposes, subject to the terms and conditions stated herein and in the At-the-Market Equity Offering Sales Agreement, dated [•], 2015 (the “Sales Agreement”) between the Company and J.P. Morgan Securities LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and UBS Securities LLC (collectively, the “Agents”), to issue and sell to [•], as agent, (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]*.  Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Sales Agreement.

[The Agent shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent to the Company for the Purchased Securities; provided that the purchase price payable by the Agent for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions paid or payable by the Company on the Purchased Securities but not payable on such Additional Securities.  This option may be exercised by the Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.  For purposes of clarity, the parties hereto agree that any Option Closing Date shall be a date on which Shares are delivered to the

*                 Include only if [•] has an over-allotment option.

Annex 1-1

Agent pursuant to a Terms Agreement within the meaning of, and requiring the affirmation and deliverables described under, Sections 3(i), (j), (k) and (l) of the Sales Agreement.]*

Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Annex 1-2

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

HCP, Inc.

By:
Name:
Title:

Accepted as of the date hereof:

[•]

By:
Name:
Title:

Annex 1-3